UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2017
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1947 Briarfield Boulevard, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
__________________________________________

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

The Andersons, Inc. ("the Company") entered into the Sixth Amended and Restated Loan Agreement ("the Agreement") dated as of April 13, 2017, with several financial institutions. The Agreement provides for a credit facility in the amount of $800 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Sixth Amended and Restated Loan Agreement, dated April 13, 2017, between The Andersons, Inc., as borrower, and several banks with U.S. Bank National Association acting as agent and lender. (Certain exhibits to the agreement have been omitted. The Company will furnish such exhibits to the SEC upon request.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

April 17, 2017	By:	/s/ John Granato

Name: John Granato
Title: Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

10.1
Sixth Amended and Restated Loan Agreement, dated April 13, 2017, between The Andersons, Inc., as borrower, and several banks with U.S. Bank National Association acting as agent and lender. (Certain exhibits to the agreement have been omitted. The Company will furnish such exhibits to the SEC upon request.)